UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 6, 2011

American Defense Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33888	83-0357690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 McKinney Pkwy
Lillington, NC 27546
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 514-9701

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See  General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective September 6, 2011, American Defense Systems, Inc. (the “Company ”) appointed Mr. Kevin J. Healy as Chief Operating Officer and Secretary, reporting to Anthony J. Piscitelli, Chief Executive Officer.  Mr. Healy is the Company’s General Counsel and has been the acting Chief Operating Officer of the Company since October 29, 2010.  Mr. Healy succeeds Mr. Fergal Foley as the Company’s Chief Operating Officer and Secretary.  Mr. Foley resigned as the Company’s Chief Operating Officer, Secretary and as a member of the Board of Directors on October 29, 2010.  Mr. Foley’s resignation is not the result of any disagreement between Mr. Foley and the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Foley continues to serve the Company as its Senior Vice President of Government Relations and Business Development.

Also effective September 6, 2011, Mr. Anthony Piscitelli resigned as the Chairman of the Board of Directors of the Company. Mr. Anthony Piscitelli will remain in the position as the Company’s Chief Executive Officer.  The Company’s Board of Directors has appointed General Alfred M. Gray, a member of the Company’s Board of Directors, to succeed Mr. Piscitelli as the Chairman of the Board.

Kevin J. Healy, 49, has served as our General Counsel since January 2010 and as acting Chief Operating Officer since October 2010. From February 2008 to December 2009, he was a business and legal consultant for various private and not-for-profit companies. From June 2005 to January 2008, Mr. Healy served as General Counsel of Advanced BioPhotonics, Inc., a medical imaging technology developer whose common stock traded on the OTC Bulletin Board until May 2008. He also served as Secretary of Advanced BioPhotonics, Inc. from September 2005 to January 2008. From November 2001 to January 2005, Mr. Healy served as Corporate Counsel of the General Semiconductor Division of Vishay Intertechnology, Inc. (NYSE: VSH), a discrete semiconductor and passive electronic components manufacturer. From November 1997 to November 2001, he served as Assistant General Counsel of General Semiconductor, Inc., an international manufacturer of discrete semiconductors. Mr. Healy received his Master of Business Administration from Dowling College School of Business, Juris Doctor from St. John’s University School of Law and Bachelor of Arts degree from the State University of New York at Albany. He is admitted to the New Jersey Bar, the District of Columbia Bar, and the United States District Court, District of New Jersey.

Alfred M. Gray has been a member of the Company’s Board of Directors since January 2008. General Gray currently is a Senior Fellow and the Chairman of the Board of Regents at Potomac Institute for Policy Studies, a non-profit public policy research institute. Since 2000, General Gray has been a member of the board of directors of SENSIS Corp., a privately held commercial and defense radar company, and Information Assurance Inc., a privately held information assurance and security company. He is also the chairman of the board of directors of GlobeSecNine, a privately held financial investment firm. From April 2003 to June 2008, General Gray was the Chairman of the board of directors of SYS Technologies, Inc., an information solution company whose shares traded on the NYSE Amex until its acquisition by Kratos Defense & Security Solutions, Inc. (NASDAQ: KTOS). General Gray received his Bachelor of Science degree from the State University of New York. He received Honorary Doctorates of Law degrees from Lafayette College and Monmouth University. He also received Honorary Doctorate degrees from Norwich University, the Defense Intelligence College, and Franklin University. General Gray also attended the Marine Corps Command and Staff College and Army War College. In 1991, General Gray retired from the U.S. Marine Corps after 41 years of service. From 1987 until 1991, he served as a member of the Joint Chiefs of Staff and was the 29th Commandant of the Marine Corps and an advisor to the President. General Gray currently serves as the Chairman of Injured Marine Semper Fi Fund and the Marine Youth Fitness Foundation. He is also the Chancellor of the Marine Military Academy and a director of the Marine Corps Law Enforcement Foundation. General Gray is a member of the National Security Agency Advisory Board and is an advisor to the National Reconnaissance Office. He is also a member of the Defense advanced Research Projects Agency, U.S. Army Senior Advisory Group and the Defense Science Study Group.

Item 8.01	Other Events.

On September 12, 2011, the Company issued a press release, a copy of which is attached as Exhibit 99.1 hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated September 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2011

AMERICAN DEFENSE SYSTEMS, INC.

	By:	/s/ Gary Sidorsky
Gary Sidorsky, Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated September 12, 2011*

*
This information is not deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements under the Securities Act of 1933, as amended.